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                             SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549


                                         FORM 8-K

                                      CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported): May 18, 2000


                                   WORLDPAGES.COM, INC.
                                   --------------------
                (Exact name of registrant as specified in its charter)

   Delaware                              001-13875               76-0549396
   --------                              ---------               ----------
   (State or other jurisdiction          (Commission File        (IRS Employer
   of incorporation)                     Number)                 Identification
                                                                 Number)

     390 S. Woods Mill Road, Suite 260,
     -----------------------------------
     St. Louis, Missouri                                         63017
     -------------------                                         -----
     (Address of principal executive offices)                    (Zip Code)

          Registrant's telephone number, including area code: (314) 205-8668

                                    Not Applicable
             (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

WorldPages.com, Inc. (the "Company") has provided certain estimates of its financial results for its fiscal year ending December 31, 2000 ("fiscal 2000"). The Company estimates that its pro forma revenues for fiscal 2000 will be approximately $120 million, including at least $10 million in revenues of its Internet Division. The Company currently estimates that its pro forma* earnings before interest, taxes, depreciation and amortization (EBITDA) for fiscal 2000 will be approximately $8 million and that it will incur a pro forma* net loss of approximately $17 million for fiscal 2000. EBITDA is a measure commonly used in industry and is presented to assist in an understanding of the Company's operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles. EBITDA is not necessarily comparable to other similarly titled measures of other companies. The Company currently has 46,214,336 voting shares of common stock outstanding, excluding 6,956,426 shares issuable upon conversion or exercise of stock options, warrants and convertible debentures.

Matters discussed in this filing include "forward-looking" information (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties, as well as statements that are preceded by, followed by, or include the words "believe," "expects," "estimates," "anticipates," or similar expressions relating to future events or the future financial results of the Company. Investors are cautioned that such statements are only predictions and that actual future results may differ materially from the predicted results, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the "forward-looking statements" include, but are not limited to, the following: the Company's limited operating history and relatively new entry into the Internet business; the ability to integrate technology, operations and personnel from recent acquisitions in an effective and timely manner; the ability of the Company to meet its business plan targets; intense competition in the Company's businesses; the attainment of anticipated revenues from the Company's print yellow pages business; the ability to achieve Internet revenues from existing print customers without reducing the yellow page revenue anticipated to be received from such customers; the ability to control costs, including

_______________________________

     * The pro forma estimates give effect to the acquisitions (the "Acquisitions") of Yptel Corporation, Web YP, Inc., Big Stuff, Inc. and Interactive Media Services, Inc. (the "Acquired Companies") as if they had occurred on January 1, 2000. The pro forma estimates do not purport to represent the Company's results of operations that would have actually occurred if the Acquisitions had in fact occurred on that date. Since the Acquired Companies were not under common control or management, historical combined results of operations may not be comparable to, or indicative of future performance. The results of operations of the Acquired Companies for periods prior to the Acquisitions reflect the historical results of operations of the Acquired Companies and were derived from the respective Acquired Companies' financial statements.



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costs of content providers and arrangements with web portals; the ability to retain key personnel and to hire needed personnel; the absence of any material unanticipated expenses from litigation or other contingencies; and other risks discussed in documents filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation to release publicly any changes to these "forward-looking statements" that may arise from the development of unanticipated events or circumstances that occur after the date of this filing, or to otherwise update the "forward looking statements."

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                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WORLDPAGES.COM, INC.



                                        By: /s/ Michael A. Pruss
                                            -----------------------
                                            Name: Michael A.  Pruss
                                            Title: Vice President and CFO

                                        Date:   May 18, 2000